UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

MARCH 31, 2007
Date of Report (Date of earliest event reported)

FINMETAL MINING LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-51203	98-0425310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 700, One Executive Place, 1816 Crowchild Trail N.W., Calgary, Alberta, Canada T2M 3Y7	89502
(Address of principal executive offices)	(Zip Code)

(403) 313-8985
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.02          Termination of a Material Definitive Agreement.

Effective on April 2, 2007, FinMetal Mining Ltd. (the "Company") received notice of default and cancellation (the "Notice of Cancellation") from Magnus Minerals OY ("Magnus") in accordance with the terms and conditions of the Company's previously disclosed; by way of Current Report dated February 6, 2007; Share Purchase Agreement, dated for reference as fully executed on February 6, 2007 (the "Share Purchase Agreement"), as previously entered into among the Company, Magnus, a private Finnish company, and the shareholders of Magnus, and pursuant to which the Company had the then option to acquire up to 100% of the issued and outstanding shares of Magnus over a period of approximately two years.

The Notice of Cancellation from Magnus confirmed that the Share Purchase Agreement was being cancelled due to the inability of the Company to pay the purchase price envisioned therein and on or before March 31, 2007 as required by its terms. No interest in any resource property which formed the basis of the underlying assets of Magnus as contemplated by the Share Purchase Agreement has been earned by the Company as a consequence of the Notice of Cancellation.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01          Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired.

Not applicable.

(b)       Pro forma financial information.

Not applicable.

(c)       Shell company transactions.

Not applicable.

(d)       Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FINMETAL MINING LTD.
DATE: April 3, 2007.	By: /s/ "Daniel Hunter" _________________________________ Daniel Hunter Chief Executive Officer and a director

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